Exhibit 99.1

PRESS RELEASE

PacWest Bancorp

(NASDAQ: PACW)

Contact:	Matthew P. Wagner Chief Executive Officer 10250 Constellation Boulevard Suite 1640 Los Angeles, CA 90067	Victor R. Santoro Executive Vice President and CFO 10250 Constellation Boulevard Suite 1640 Los Angeles, CA 90067

Phone:	310-728-1020	310-728-1021
Fax:	310-201-0498	310-201-0498

FOR IMMEDIATE RELEASE	July 18, 2011

PACWEST BANCORP ANNOUNCES RESULTS

FOR THE SECOND QUARTER OF 2011

—Net Earnings of $12.8 Million—

—Net Interest Margin Increases to 5.57%—

—Credit Loss Reserve at 3.52% of Net Non-Covered Loans and 157% of Non-Covered Nonaccrual Loans—

—Noninterest-Bearing Deposits at 36% of Total Deposits and Core at 76%—

—Tangible Common Equity Increases 7.2% or $30.5 million—

Los Angeles, California . . . PacWest Bancorp (Nasdaq: PACW) today announced net earnings for the second quarter of 2011 of $12.8 million, or $0.35 per diluted share, compared to net earnings for the first quarter of 2011 of $10.7 million, or $0.29 per diluted share.

This press release contains certain non-GAAP financial disclosures for tangible capital and pre-credit, pre-tax earnings.  The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of such financial performance.  Given the use of tangible common equity amounts and ratios is prevalent among banking regulators, investors and analysts, we disclose our tangible common equity ratios in addition to equity-to-assets ratios.  Also, as analysts and investors view pre-credit, pre-tax earnings as an indicator of the Company’s ability to absorb credit losses, we disclose this amount in addition to net earnings.  Please refer to the table at the end of this release for a presentation of performance ratios in accordance with GAAP and a reconciliation of the non-GAAP financial measures to the GAAP financial measures.

SECOND QUARTER RESULTS

	Three Months Ended
	June 30,	March 31,
	2011	2011
	(Dollars in thousands, except per share data)
Financial Highlights:
Net earnings	$12,841	$10,676
Diluted earnings per share	$0.35	$0.29
Annualized return on average assets	0.94%	0.79%
Annualized return on average equity	10.31%	8.97%
Net interest margin	5.57%	5.34%
Efficiency ratio (1)	58.2%	58.7%

At Quarter End:
Allowance for credit losses to non-covered loans, net of unearned income (2)	3.52%	3.41%
Allowance for credit losses to non-covered nonaccrual loans (2)	157.0%	135.6%
Equity to assets ratios:
PacWest Bancorp Consolidated	9.49%	8.98%
Pacific Western Bank	11.27%	10.72%
Tangible common equity ratios:
PacWest Bancorp Consolidated	8.47%	7.80%
Pacific Western Bank	10.26%	9.55%

(1) FDIC loss sharing income and net covered OREO costs reduced the second quarter 2011 and first quarter 2011 efficiency ratios by 254 bps and 264 bps, respectively.

(2) Non-covered loans exclude loans covered by loss sharing agreements with the FDIC.

The $2.2 million increase in net earnings for the linked quarters was due primarily to higher net interest income of $3.0 million ($1.7 million after-tax), a lower provision for credit losses on non-covered loans of $2.3 million ($1.3 million after-tax) and higher FDIC loss sharing income of $6.5 million ($3.8 million after-tax).  These factors were offset partially by a higher provision for credit losses on covered loans of $3.0 million ($1.7 million after-tax) and higher OREO costs of $5.4 million ($3.1 million after-tax).

Net interest income increased due primarily to higher accelerated accretion of purchase discounts on covered loan payoffs, higher interest income on investment securities due to portfolio purchases, and lower interest expense on deposits.  FDIC loss sharing income grew principally due to an increase in covered loan and OREO credit costs.  OREO costs increased due primarily to lower gains on sale and higher write-downs in the current quarter.

Net credit costs on a pre-tax basis are shown in the following table:

	Three Months Ended
	June 30,	March 31,
	2011	2011
	(In thousands)
Provision for credit losses on non-covered loans	$5,500	$7,800
Non-covered OREO expense	2,300	703
Total non-covered credit costs	7,800	8,503

Provision for credit losses on covered loans	5,890	2,910
Covered OREO expense (income)	1,205	(2,578)
Total covered net credit costs	7,095	332
Less: FDIC loss sharing income (expense), net	5,316	(1,170)
Adjusted covered net credit costs	1,779	1,502

Total credit-related costs	$9,579	$10,005

The credit loss provision for the second quarter had two components: $5.5 million for non-covered loans and $5.9 million for covered loans.  The second quarter non-covered credit loss provision was driven by (a) non-covered loan net charge-offs of $7.2 million and (b) the levels and trends of nonaccrual and classified loans.  The covered loan credit loss provision was driven by decreases in expected cash flows on covered loans compared to those previously estimated.  The covered loan credit loss provision and covered net OREO income or expense are offset partially by an increase in the FDIC loss sharing asset, which represents the FDIC’s share of these net costs.

Matt Wagner, Chief Executive Officer, commented, “We are pleased to post another profitable quarter with net earnings reaching $12.8 million.  Our core earnings generation resulted in pre-credit, pre-tax earnings of $31.6 million in the second quarter, up from $28.4 million in the first quarter.  The ability to generate these earnings, along with our strong capital base and liquidity position, gives strength to our balance sheet, provides flexibility in the current business environment, and positions us to take advantage of opportunities as they arise.”

Mr. Wagner continued, “Credit quality metrics improved in the second quarter.  Our legacy loan loss provision and nonaccrual loans decreased and our credit loss reserve coverage ratios increased.  Nevertheless, we continue to monitor the loan portfolio carefully to identify and address issues promptly.  Loan portfolio growth remains tepid, as new loan volume is not replacing maturities.  We attribute this to the state of the economy in Southern California, the reluctance of business to make investments and grow, the scarcity of quality credits, and the competition for loans from both other community banks and the large banks.  While we are able to retain maturing lending relationships having growth opportunities, we are doing so selectively based on pricing considerations, as we prefer profitability and margin retention over short term growth.  We look forward to economic improvement and the loan growth it will generate.”

Vic Santoro, Executive Vice President and Chief Financial Officer, stated, “In addition to improved earnings and credit quality metrics, this quarter brought improvements in net interest margin and tangible equity.  Increased loan yield and lower deposit cost resulted in a net interest margin of 5.57%, a 23 basis point increase from the first quarter’s 5.34%.  Our solid earnings combined with resolution of the goodwill matter with the FDIC increased tangible equity by over $30 million, bringing tangible book value per share to $12.12, an increase of $0.81.  The deposit base mix remains quite stable, with non-interest bearing and core deposits at 36% and 76%, respectively, of total deposits.”

YEAR TO DATE RESULTS

	Six Months Ended
	June 30,
	2011	2010
	(Dollars in thousands, except per share data)
Financial Highlights:
Net earnings (loss)	$23,517	$(57,828)
Diluted earnings (loss) per share	$0.64	$(1.66)
Net interest margin	5.45%	4.87%
Efficiency ratio	58.5%	63.3%

The higher net earnings for the six months ended June 30, 2011 compared to the same period last year was due mostly to a lower provision for credit losses on non-covered loans.  The provision for the prior year period included $71.4 million related to the Company’s sale of $323.6 million of non-covered classified loans in the first quarter of 2010; there was no similar sale of classified loans in the current year.  When compared to the same period for 2010, the current 2011 period shows higher net interest income of $18.8 million ($10.9 million after-tax), lower provision for credit losses on non-covered loans of $113.3 million ($65.7 million after-tax), lower provision for credit losses on covered loans of $19.3 million ($11.2 million after-tax), lower FDIC loss sharing income of $17.6 million ($10.2 million after-tax) and lower noninterest expense of $5.4 million ($3.1 million after-tax).  The increase in net interest income was due primarily to higher interest income on loans, attributable mostly to an increase in accelerated accretion of purchase discounts on covered loan payoffs.  The decline in noninterest expense includes lower net OREO costs and higher compensation cost.

BALANCE SHEET CHANGES

Total assets declined $75.8 million during the second quarter due to lower loans and interest-earning deposits in financial institutions, offset by higher investment securities.  During the second quarter total loans declined $195.9 milllion on a net basis, including a $144.5 million decrease in non-covered loans.  The loan portfolio continues to decline generally due to repayments, resolution activities and low loan demand.  At June 30, 2011, non-covered loans, net of unearned income, totaled $2.9 billion and the covered loan portfolio was $806.0 million.  Investment securities available-for-sale grew $170.8 million due to the purchase of $191.1 million of primarily government-sponsored entity pass through securities.

Goodwill was reduced $7.6 million as the matter with the FDIC regarding the settlement accounting for a wholly-owned subsidiary in the Los Padres acquisition was resolved; a receivable for such amount is included in the FDIC loss sharing asset at June 30, 2011 and is expected to be received during the third quarter.

Total deposits declined $98.2 million during the second quarter to $4.5 billion at June 30, 2011.  Time deposits decreased $45.8 million during the second quarter to $1.1 billion at June 30, 2011.  Core deposits, which include noninterest-bearing demand, interest checking, money market and savings accounts, declined $52.4 million during the second quarter due mostly to a $42.8 million decrease in money market accounts.  At June 30, 2011, core deposits totaled $3.4 billion, or 76% of total deposits at that date.  Noninterest-bearing demand deposits decreased $6.8 million during the second quarter to $1.6 billion and represented 36% of total deposits at June 30, 2011.

COVERED ASSETS

As part of the Los Padres and Affinity acquisitions we entered into loss sharing agreements with the FDIC that cover a substantial portion of losses incurred after the acquisition dates on loans and other real estate owned, and in the case of the Affinity acquisition, certain investment securities.

A summary of the covered assets at June 30, 2011 and March 31, 2011 is shown in the following table:

	June 30,	March 31,
Covered Assets	2011	2011
	(In thousands)
Loans, net	$805,952	$859,433
Investment securities	49,501	52,132
Other real estate owned, net	40,949	42,117
Total covered assets	$896,402	$953,682

NET INTEREST INCOME

Net interest income was $68.7 million for the second quarter of 2011 compared to $65.7 million for the first quarter of 2011.  The $3.0 million increase is due mostly to growth of $2.5 million in interest income, which is attributed mainly to higher accelerated accretion of purchase discounts on covered loan payoffs and purchases of investment securities.  Contributing to the increase in net interest income was a reduction in interest expense of $412,000 due principally to lower rates on money market accounts and a decline in time deposit balances.

Net interest income grew by $18.8 million to $134.4 million during the six months ended June 30, 2011 compared to the same period last year.  This change was due to a $14.6 million increase in interest income and a $4.2 million decrease in interest expense.  The increase in interest income was due primarily to an increase in accelerated accretion of purchase discounts on covered loan payoffs and purchases of investment securities.  The decrease in interest expense was due mainly to lower rates on deposits and lower average borrowing balances as $260 million of FHLB advances were repaid in the first half of 2010 and another $50 million were repaid in December 2010.

NET INTEREST MARGIN

Our net interest margin for the second quarter of 2011 was 5.57%, an increase of 23 basis points from the 5.34% posted for the first quarter of 2011.  The net interest margin has been impacted by the accelerated accretion of purchase discounts on covered loan payoffs and loans being placed on or removed from nonaccrual status.  The effects of such items on the net interest margin are shown in the following table:

			Six
			Months
	Three Months Ended		Ended
	June 30,	March 31,	June 30,
	2011	2011	2011
Net interest margin as reported	5.57%	5.34%	5.45%
Less:
Accelerated accretion of purchase discounts on covered loan payoffs	0.38%	0.22%	0.30%
Nonaccrual loan interest	0.02%	—	0.01%
Net interest margin as adjusted	5.17%	5.12%	5.14%

The yield on average loans was 7.18% for the second quarter of 2011 compared to 6.78% for the prior quarter.  The loan yield for the second quarter was positively impacted by 52 basis points from the combination of accelerated accretion of purchase discounts on covered loan payoffs and nonaccrual loan interest.  The loan yield for the first quarter was positively impacted by 27 basis points from these items.  The cost of interest-bearing deposits and all-in deposit cost declined four and three basis points to 0.75% and 0.49%, respectively, due mostly to lower rates on money market accounts and lower average balances of time deposits.

The net interest margin for the first six months of 2011 was 5.45% compared to 4.87% for the same period last year.  The increase was due mostly to lower funding costs and a higher yield on loans offset partially by an increase in the average balance of lower yielding investment securities.

NONINTEREST INCOME

Noninterest income for the second quarter of 2011 totaled $11.2 million compared to $4.8 million for the first quarter of 2011.  The $6.4 million increase was due mostly to higher FDIC loss sharing income stemming from higher credit-related net costs on covered loans and OREO.

Noninterest income declined by $15.9 million to $16.0 million during the six months ended June 30, 2011 compared to the same period last year.  This reduction was attributable primarily to a decrease in FDIC loss sharing income.

NONINTEREST EXPENSE

Noninterest expense grew $5.1 million to $46.5 million during the second quarter of 2011 compared to $41.4 million for the first quarter of 2011.  This change was due mostly to increases in covered and non-covered OREO costs. Covered OREO costs increased by $3.8 million due principally to lower gains on sales of $3.3 million and higher write-downs of $675,000.  Non-covered OREO costs increased by $1.6 million due almost entirely to higher write-downs recognized in the second quarter.  Other expense increases included higher occupancy costs due to lease renewal commissions, higher other professional services expense due to legal costs associated with our credit work-out efforts, and higher other expenses related to loan management costs and recent stock awards for directors.  Insurance and assessment costs are lower due to a decline in FDIC deposit insurance costs.

Noninterest expense includes amortization of time-based restricted stock, which is included in compensation, and intangible asset amortization.  Amortization of restricted stock totaled $2.1 and $2.0 million for the second and first quarters of 2011, respectively. Intangible asset amortization totaled $2.3 million for each of the second and first quarters of 2011.

Noninterest expense declined by $5.4 million to $87.9 million during the six months ended June 30, 2011 compared to the same period last year.  This reduction was attributable primarily to decreases in non-covered and covered OREO costs and lower insurance and assessments expense.  Non-covered OREO costs declined $6.1 million due mainly to lower write-downs of $7.0 million and lower OREO expense of $510,000, offset partially by lower gains on sales of OREO of $1.5 million.  Covered OREO costs declined by $3.5 million due mostly to higher gains on sales of OREO.  The declines were offset by increases in almost all other expense categories for the additional operating costs arising from the Los Padres acquisition in August 2010.  We added nine branches to our network through the Los Padres acquisition.

CREDIT QUALITY

	June 30,	March 31,	December 31,
	2011	2011	2010
	(Dollars in thousands)
Non-Covered Credit Quality Metrics:
Allowance for credit losses to loans, net of unearned income	3.52%	3.41%	3.30%
Allowance for credit losses to nonaccrual loans	157.0%	135.6%	110.8%
Nonperforming assets to loans, net of unearned income, and other real estate owned	3.96%	4.03%	3.76%
Nonaccrual loans	$65,300	$76,849	$94,183
Classified loans (1)	$215,437	$207,012	$214,009

(1) Classified loans are those with a credit risk rating of substandard or doutbtful.

Credit Loss Provisions

The second quarter of 2011 provision for credit losses totaled $11.4 million and was comprised of $5.5 million on the non-covered loan portfolio and $5.9 million on the covered loan portfolio.  The first quarter of 2011 provision for credit losses totaled $10.7 million and was composed of $7.8 million on the non-covered loan portfolio and $2.9 million on the covered loan portfolio.  The provision on the non-covered portfolio is generated by our allowance methodology and reflects net charge-offs, the levels of nonaccrual and classified loans, and the migration of loans into various risk classifications.  The covered loan credit loss provision increases the covered loan allowance for credit losses and results from decreases in expected cash flows on covered loans compared to those previously estimated.

Second quarter of 2011 net charge-offs on non-covered loans totaled $7.2 million compared to first quarter net charge-offs on non-covered loans of $7.9 million. The allowance for credit losses on the non-covered portfolio totaled $102.6 million and $104.2 million at June 30, 2011 and March 31, 2011, respectively, and represented 3.52% and 3.41% of the non-covered loan balances at those respective dates.  The allowance for credit losses as a percent of nonaccrual loans was 157% and 136% at June 30, 2011 and March 31, 2011, respectively.

Non-covered Nonaccrual Loans and Other Real Estate Owned

Non-covered nonperforming assets include non-covered nonaccrual loans and non-covered OREO and totaled $117.5 million at June 30, 2011 compared to $125.2 million at March 31, 2011.  The $7.7 million decline in non-covered nonperforming assets is due primarily to an $11.5 million reduction in nonaccrual loans, offset partially by a $3.8 million increase in OREO.  The ratio of non-covered nonperforming assets to non-covered loans and non-covered OREO decreased to 3.96% at June 30, 2011 from 4.03% at March 31, 2011.

The amount of new nonaccrual loans has slowed over the last several quarters as shown in the following chart.

The following table presents the types and balances of non-covered loans included in the categories of nonaccrual and accruing loans past due between 30 and 89 days at June 30, 2011 and March 31, 2011:

	Nonaccrual Loans (1)				Accruing and Over
	June 30, 2011		March 31, 2011		30 days Past Due (1)
		% of		% of	June 30,	March 31,
		Loan		Loan	2011	2011
Loan Category	Balance	Category	Balance	Category	Balance	Balance
	(Dollars in thousands)
Real estate mortgage:
Hospitality	$7,451	5.0%	$4,109	2.7%	$865	$864
SBA 504	3,304	5.3%	5,138	7.9%	—	188
Other commercial	25,710	1.5%	21,679	1.2%	8,197	1,395
Residential	3,026	1.9%	9,917	5.7%	—	90
Total real estate mortgage	39,491	1.9%	40,843	1.9%	9,062	2,537
Real estate construction and land:
Residential	1,099	3.3%	4,586	10.9%	—	—
Commercial	5,976	4.7%	8,620	6.4%	2,136	1,484
Total real estate construction	7,075	4.4%	13,206	7.5%	2,136	1,484
Commercial:
Collateralized	5,294	1.4%	5,748	1.6%	451	661
Unsecured	6,558	8.0%	9,009	7.8%	158	400
Asset-based	15	0.0%	15	0.0%	—	—
SBA 7(a)	6,122	19.9%	6,234	19.9%	199	1,253
Total commercial	17,989	2.8%	21,006	3.1%	808	2,314
Consumer	745	3.3%	1,794	8.2%	40	267
Total non-covered loans	$65,300	2.2%	$76,849	2.5%	$12,046	$6,602

(1) Excludes covered loans.

The $11.5 million decline in non-covered nonaccrual loans during the second quarter was attributable to (a) foreclosures of $6.1 million, (b) other reductions, payoffs and returns to accrual status of $15.8 million, (c) charge-offs of $5.8 million, and (d) additions of $16.2 million.

Below is a summary of the ten largest lending relationships on nonaccrual status, excluding SBA-related loans, at June 30, 2011:

Nonaccrual
Amount	Description
(In thousands)

$11,300

This loan is secured by three airplane hangar structures and two office buildings in Los Angeles County, California. The loan has been written down to its underlying collateral value based on the most recent appraisal.

$7,451	This loan is secured by two hotels in San Diego County, California. The borrower’s interest payments are current.

$5,654	Four loans secured by industrial warehouse buildings in Riverside County, California. The borrower is paying as agreed.

$3,474	An unsecured loan that has a specific reserve for the entire balance.

$2,586	This loan is secured by a medical-related office building in Los Angeles County, California and has been written down to its underlying collateral value based on the most recent appraisal.

$2,370	This loan is unsecured and has a specific reserve for 50% of the balance. The borrower is current on interest payments.

$2,200	Two loans that are secured by a retail shopping center in San Diego County, California.

$1,701	Two unsecured loans that have a specific reserve for the entire balance.

$1,553	A loan secured by unimproved land in Imperial County, California.

$1,287	Three loans secured by industrial buildings in Imperial County, California. The borrower is paying as agreed.

The following table presents the details of non-covered and covered OREO as of the dates indicated:

	June 30, 2011		March 31, 2011
Property Type	Non-covered OREO	Covered OREO	Non-covered OREO	Covered OREO
	(In thousands)
Commercial real estate	$23,408	$18,130	$18,674	$8,397
Construction and land development	26,446	19,461	27,191	19,036
Multi-family	—	515	—	4,343
Single family residences	2,340	2,843	2,502	10,341
Total OREO	$52,194	$40,949	$48,367	$42,117

The following table presents the activity in non-covered and covered OREO for the second quarter:

	Three Months Ended
	June 30, 2011
	Non-Covered	Covered
	OREO	OREO
	(In thousands)
Beginning of period	$48,367	$42,117
Foreclosures	6,073	13,329
Payments to third parties (1)	172	—
Write-downs from updated appraisals	(1,897)	(1,565)
Reductions related to sales	(521)	(12,932)
End of period	$52,194	$40,949

Net (loss) gain on sale	$(3)	$446

(1) Represent amounts due to participations, guarantees, property taxes or any other prior lien positions.

REGULATORY CAPITAL MEASURES ARE ABOVE THE WELL-CAPITALIZED MINIMUMS

PacWest and its wholly-owned banking subsidiary, Pacific Western Bank, each remained well capitalized at June 30, 2011 as shown in the following table.

	June 30, 2011
	Well	Pacific	PacWest
	Capitalized	Western	Bancorp
	Requirement	Bank	Consolidated
Tier 1 leverage capital ratio	5.00%	9.60%	9.75%
Tier 1 risk-based capital ratio	6.00%	14.29%	14.44%
Total risk-based capital ratio	10.00%	15.57%	15.72%
Tangible common equity ratio	N/A	10.26%	8.47%

ABOUT PACWEST BANCORP

PacWest Bancorp (“PacWest”) is a bank holding company with $5.4 billion in assets as of June 30, 2011, with one wholly-owned banking subsidiary, Pacific Western Bank (“Pacific Western”). Through 77 full-service community banking branches, Pacific Western provides commercial banking services, including real estate, construction and commercial loans, to small and medium-sized businesses. Pacific Western’s branches are located in Los Angeles, Orange, Riverside, San Bernardino, Santa Barbara, San Diego, San Francisco, San Luis Obispo, San Mateo and Ventura Counties in California and Maricopa County in Arizona.  Through its subsidiary BFI Business Finance and its division First Community Financial, Pacific Western also provides working capital financing to growing companies located throughout the Southwest, primarily in the states of Arizona, California and Texas. Additional information regarding PacWest Bancorp is available on the Internet at www.pacwestbancorp.com.  Information regarding Pacific Western Bank is also available on the Internet at www.pacificwesternbank.com.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking information about PacWest that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. We caution readers that a number of important factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements. Risks and uncertainties include, but are not limited to: lower than expected revenues; credit quality deterioration or a reduction in real estate values could cause an increase in the allowance for credit losses and a reduction in net earnings; increased competitive pressure among depository institutions; the Company’s ability to complete future acquisitions, successfully integrate such acquired entities, or achieve expected beneficial synergies and/or operating efficiencies within expected time-frames or at all; settlements with the FDIC related to our loss-sharing arrangement and other adjustments related to the Los Padres Bank and Affinity Bank acquisitions; the possibility that personnel changes will not proceed as planned; the cost of additional capital is more than expected; a change in the interest rate environment reduces net interest margins; asset/liability repricing risks and liquidity risks; pending legal matters may take longer or cost more to resolve or may be resolved adversely to the Company; general economic conditions, either nationally or in the market areas in which the Company does or anticipates doing business, are less favorable than expected; environmental conditions, including natural disasters, may disrupt our business, impede our operations, negatively impact the values of collateral securing the Company’s loans or impair the ability of our borrowers to support their debt obligations; the economic and regulatory effects of the continuing war on terrorism and other events of war, including the conflicts in the Middle East; legislative or regulatory requirements or changes adversely affecting the Company’s business; changes in the securities markets; regulatory approvals for any capital activities cannot be obtained on the terms expected or on the anticipated schedule; and, other risks that are described in PacWest’s public filings with the U.S. Securities and Exchange Commission (the “SEC”). If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, PacWest’s results could differ materially from those expressed in, implied or projected by such forward-looking statements. PacWest assumes no obligation to update such forward-looking statements.

For a more complete discussion of risks and uncertainties, investors and security holders are urged to read PacWest Bancorp’s annual report on Form 10-K, quarterly reports on Form 10-Q and other reports filed by PacWest with the SEC.  The documents filed by PacWest with the SEC may be obtained at PacWest Bancorp’s website at www.pacwestbancorp.com or at the SEC’s website at www.sec.gov.  These documents may also be obtained free of charge from PacWest by directing a request to: PacWest Bancorp c/o Pacific Western Bank, 275 North Brea Boulevard, Brea, CA 92821.  Attention: Investor Relations. Telephone 714-671-6800.

PACWEST BANCORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30,	March 31,	December 31,
	2011	2011	2010
	(In thousands, except per share and share data)
ASSETS
Cash and due from banks	$91,405	$88,634	$82,170
Interest-earning deposits in financial institutions	59,100	104,925	26,382
Total cash and cash equivalents	150,505	193,559	108,552

Non-covered securities available-for-sale	1,008,491	835,022	823,579
Covered securities available-for-sale	49,501	52,132	50,437
Total securities available-for-sale, at estimated fair value	1,057,992	887,154	874,016
Federal Home Loan Bank stock, at cost	50,591	52,857	55,040
Total investment securities	1,108,583	940,011	929,056

Non-covered loans, net of unearned income	2,913,136	3,057,654	3,161,055
Allowance for loan losses	(96,427)	(98,564)	(98,653)
Total non-covered loans, net	2,816,709	2,959,090	3,062,402
Covered loans, net	805,952	859,433	908,576
Total loans	3,622,661	3,818,523	3,970,978

Non-covered other real estate owned, net	52,194	48,367	25,598
Covered other real estate owned, net	40,949	42,117	55,816
Total other real estate owned	93,143	90,484	81,414

Premises and equipment	23,295	22,343	22,578
Goodwill	39,141	46,751	47,301
Core deposit and customer relationship intangibles	21,228	23,536	25,843
Cash surrender value of life insurance	66,645	66,560	66,182
FDIC loss sharing asset	110,516	116,081	116,352
Other assets	159,008	152,669	160,765
Total assets	$5,394,725	$5,470,517	$5,529,021

LIABILITIES
Noninterest-bearing demand deposits	$1,599,410	$1,606,182	$1,465,562
Interest-bearing deposits	2,887,085	2,978,557	3,184,136
Total deposits	4,486,495	4,584,739	4,649,698
Borrowings	225,000	225,000	225,000
Subordinated debentures	129,423	129,498	129,572
Accrued interest payable and other liabilities	41,843	39,920	45,954
Total liabilities	4,882,761	4,979,157	5,050,224
STOCKHOLDERS’ EQUITY (1)	511,964	491,360	478,797
Total liabilities and stockholders’ equity	$5,394,725	$5,470,517	$5,529,021

(1) Includes net unrealized gain on securities available-for-sale, net	$10,438	$4,653	$3,969

Tangible book value per share	$12.12	$11.31	$11.06
Book value per share	$13.74	$13.20	$13.06

Shares outstanding (includes unvested restricted shares of 1,770,664 at June 30, 2011; 1,756,437 at March 31, 2011; and 1,230,582 at December 31, 2010)	37,251,267	37,218,047	36,672,429

PACWEST BANCORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (LOSS)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2011	2011	2010	2011	2010
	(In thousands, except per share data)
Interest income:
Loans	$68,331	$66,781	$62,314	$135,112	$126,059
Investment securities	8,782	7,819	5,702	16,601	10,823
Deposits in financial institutions	83	57	245	140	374
Total interest income	77,196	74,657	68,261	151,853	137,256

Interest expense:
Deposits	5,518	5,956	6,945	11,474	13,834
Borrowings	1,763	1,744	2,216	3,507	4,884
Subordinated debentures	1,226	1,219	1,483	2,445	2,898
Total interest expense	8,507	8,919	10,644	17,426	21,616

Net interest income	68,689	65,738	57,617	134,427	115,640

Provision for credit losses:
Non-covered loans	5,500	7,800	14,100	13,300	126,627
Covered loans	5,890	2,910	7,825	8,800	28,100
Total provision for credit losses	11,390	10,710	21,925	22,100	154,727

Net interest income (expense) after provision for credit losses	57,299	55,028	35,692	112,327	(39,087)

Noninterest income:
Service charges on deposit accounts	3,400	3,558	2,666	6,958	5,395
Other commissions and fees	1,980	1,720	1,845	3,700	3,635
Increase in cash surrender value of life insurance	368	379	369	747	767
FDIC loss sharing income (expense), net	5,316	(1,170)	6,004	4,146	21,751
Other income	176	302	173	478	353
Total noninterest income	11,240	4,789	11,057	16,029	31,901

Noninterest expense:
Compensation	21,717	21,929	21,068	43,646	40,479
Occupancy	7,142	6,983	6,576	14,125	13,534
Data processing	2,129	2,475	1,892	4,604	3,861
Other professional services	2,505	2,296	2,042	4,801	4,040
Business development	595	569	655	1,164	1,322
Communications	834	859	795	1,693	1,599
Insurance and assessments	1,603	2,337	2,611	3,940	4,885
Non-covered other real estate owned, net	2,300	703	625	3,003	9,066
Covered other real estate owned, net	1,205	(2,578)	(89)	(1,373)	2,080
Intangible asset amortization	2,308	2,307	2,424	4,615	4,848
Other expense	4,200	3,519	4,174	7,719	7,629
Total noninterest expense	46,538	41,399	42,773	87,937	93,343

Earnings (loss) before income taxes	22,001	18,418	3,976	40,419	(100,529)
Income tax (expense) benefit	(9,160)	(7,742)	(1,271)	(16,902)	42,701
Net earnings (loss)	$12,841	$10,676	$2,705	$23,517	$(57,828)

Earnings per share information:
Basic earning (loss) per share	$0.35	$0.29	$0.07	$0.64	$(1.66)
Diluted earnings (loss) per share	$0.35	$0.29	$0.07	$0.64	$(1.66)
Basic weighted average shares	35,471.6	35,454.1	35,312.3	$35,462.90	$34,839.80
Diluted weighted average shares	35,471.6	35,454.1	35,399.1	$35,462.90	$34,839.80

PACWEST BANCORP AND SUBSIDIARIES

AVERAGE BALANCE SHEETS AND YIELD ANALYSIS

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2011	2011	2010	2011	2010
	(Dollars in Thousands)
Average Assets:
Loans, net of unearned income	$3,815,414	$3,992,204	$3,809,546	$3,903,321	$3,965,334
Investment securities	1,006,008	913,613	584,368	960,066	527,367
Interest-earning deposits in financial institutions	126,568	89,248	374,613	108,011	291,214
Average interest-earning assets	4,947,990	4,995,065	4,768,527	4,971,398	4,783,915
Other assets	505,632	515,717	413,103	510,647	415,793
Average total assets	$5,453,622	$5,510,782	$5,181,630	$5,482,045	$5,199,708

Average liabilities:
Interest checking deposits	$489,952	$495,950	$438,945	$492,935	$436,708
Money market deposits	1,217,406	1,240,524	1,203,527	1,228,901	1,185,210
Savings deposits	149,553	141,027	112,909	145,314	111,743
Time deposits	1,092,614	1,167,468	1,068,033	1,129,834	1,056,786
Average interest-bearing deposits	2,949,525	3,044,969	2,823,414	2,996,984	2,790,447
Borrowings	225,044	227,122	303,877	226,077	374,424
Subordinated debentures	129,469	129,545	129,732	129,507	129,756
Average interest-bearing liabilities	3,304,038	3,401,636	3,257,023	3,352,568	3,294,627
Noninterest-bearing demand deposits	1,608,455	1,582,720	1,403,348	1,595,658	1,368,300
Other liabilities	41,683	43,501	41,053	42,588	43,888
Average total liabilities	4,954,176	5,027,857	4,701,424	4,990,814	4,706,815
Average stockholders’ equity	499,446	482,925	480,206	491,231	492,893
Average liabilities and stockholders’ equity	$5,453,622	$5,510,782	$5,181,630	$5,482,045	$5,199,708

Average deposits	$4,557,980	$4,627,689	$4,226,762	$4,592,642	$4,158,747
Average funding sources (1)	$4,912,493	$4,984,356	$4,660,371	$4,948,226	$4,662,927

Yield on:
Average loans	7.18%	6.78%	6.56%	6.98%	6.41%
Average investment securities	3.50%	3.47%	3.91%	3.49%	4.14%
Average interest-earning deposits	0.26%	0.26%	0.26%	0.26%	0.26%
Average interest-earning assets	6.26%	6.06%	5.74%	6.16%	5.79%

Cost of:
Average interest-bearing deposits	0.75%	0.79%	0.99%	0.77%	1.00%
Average borrowings	3.14%	3.11%	2.92%	3.13%	2.63%
Average subordinated debentures	3.80%	3.82%	4.59%	3.81%	4.50%
Average interest-bearing liabilities	1.03%	1.06%	1.31%	1.05%	1.32%

Interest rate spread (2)	5.23%	5.00%	4.43%	5.11%	4.47%
Net interest margin (3)	5.57%	5.34%	4.85%	5.45%	4.87%

Cost of average deposits (4)	0.49%	0.52%	0.66%	0.50%	0.67%
Cost of average funding sources (5)	0.69%	0.73%	0.92%	0.71%	0.93%

(1) Average funding sources is the sum of average interest-bearing liabilities plus average noninterest-bearing demand deposits.

(2) Interest rate spread is calculated as the yield on average interest-earning assets less the cost of average interest-bearing liabilities.

(3) Net interest margin is calculated as annualized net interest income divided by average interest-earning assets.

(4) Cost of average deposits is calculated as annualized interest expense on deposits divided by average deposits.

(5) Cost of average funding sources is calculated as annualized total interest expense divided by average funding sources.

PACWEST BANCORP AND SUBSIDIARIES

NON-COVERED LOAN CONCENTRATION

(Unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
Loan Category	2011	2011	2010	2010	2010
	(In thousands)
Domestic:
Real estate mortgage	$2,073,868	$2,172,923	$2,274,733	$2,368,943	$2,229,331
Commercial	640,805	667,401	663,557	708,329	709,075
Real estate construction	160,254	176,758	179,479	192,595	194,181
Consumer	22,248	21,815	25,058	28,328	30,323
Foreign:
Commercial	18,633	21,808	21,057	22,948	25,309
Other, including real estate	1,442	1,488	1,551	1,595	1,637
Total gross non-covered loans	$2,917,250	$3,062,193	$3,165,435	$3,322,738	$3,189,856

PACWEST BANCORP AND SUBSIDIARIES

COVERED LOAN CONCENTRATION

(Unaudited)

	June 30,	March 31,	December 31,
Loan Category	2011	2011	2010
	(In thousands)
Multi-family	$286,615	$299,832	$321,650
Commercial real estate	407,257	430,160	444,244
Single family	139,476	151,281	157,424
Construction and land	67,342	82,992	87,301
Commercial and industrial	24,135	24,583	34,828
Home equity lines of credit	6,235	5,811	5,916
Consumer	627	724	1,378
Total gross covered loans	931,687	995,383	1,052,741
Less: discount	(92,847)	(106,512)	(110,901)
Covered loans, net of discount	838,840	888,871	941,840
Less: allowance for loan losses	(32,888)	(29,438)	(33,264)
Covered loans, net	$805,952	$859,433	$908,576

PACWEST BANCORP AND SUBSIDIARIES

NON-COVERED LOAN CONCENTRATION

REAL ESTATE MORTGAGE LOANS

(Unaudited)

	June 30, 2011		March 31, 2011		December 31, 2010
		% of		% of		% of
Loan Category	Balance	Total	Balance	Total	Balance	Total
	(Dollars in thousands)
Commercial real estate mortgage:
Industrial/warehouse	$374,502	18.1%	$393,000	18.1%	$432,263	19.0%
Retail	310,588	15.0%	337,149	15.5%	374,027	16.4%
Office buildings	322,972	15.6%	332,233	15.3%	350,192	15.4%
Owner-occupied	263,686	12.7%	276,631	12.7%	263,603	11.6%
Hotel	149,043	7.2%	149,928	6.9%	156,614	6.9%
Healthcare	114,805	5.5%	106,061	4.9%	102,227	4.5%
Mixed use	56,810	2.7%	57,624	2.7%	57,230	2.5%
Gas station	35,998	1.7%	36,227	1.7%	38,502	1.7%
Self storage	26,163	1.3%	26,312	1.2%	26,432	1.2%
Restaurant	23,410	1.1%	24,166	1.1%	26,463	1.2%
Land acquisition/development	9,559	0.5%	9,602	0.4%	9,649	0.4%
Unimproved land	1,449	0.1%	1,519	0.1%	1,494	0.1%
Other	225,712	10.9%	248,558	11.4%	250,068	11.0%
Total commercial real estate mortgage	1,914,697	92.3%	1,999,010	92.0%	2,088,764	91.8%

Residential real estate mortgage:
Multi-family	64,735	3.1%	75,775	3.5%	81,880	3.6%
Single family owner-occupied	36,369	1.8%	37,230	1.7%	38,025	1.7%
Single family nonowner-occupied	20,449	1.0%	23,070	1.1%	26,618	1.2%
HELOCs	37,618	1.8%	37,838	1.7%	38,823	1.7%
Unimproved land	—	0.0%	—	0.0%	623	0.0%
Total residential real estate mortgage	159,171	7.7%	173,913	8.0%	185,969	8.2%

Total gross non-covered real estate mortgage loans	$2,073,868	100.0%	$2,172,923	100.0%	$2,274,733	100.0%

PACWEST BANCORP AND SUBSIDIARIES

NON-COVERED LOAN CONCENTRATION

REAL ESTATE CONSTRUCTION LOANS

(Unaudited)

	June 30, 2011		March 31, 2011		December 31, 2010
		% of		% of		% of
Loan Category	Balance	Total	Balance	Total	Balance	Total
	(Dollars in thousands)
Commercial real estate construction:
Retail	$20,123	12.6%	$21,129	12.0%	$20,378	11.4%
Industrial/warehouse	8,460	5.3%	7,987	4.5%	11,329	6.3%
Office buildings	6,354	4.0%	11,131	6.3%	3,805	2.1%
Owner-occupied	2,000	1.2%	2,000	1.1%	2,000	1.1%
Healthcare	—	0.0%	—	0.0%	4,305	2.4%
Self storage	19,169	12.0%	19,151	10.8%	13,191	7.3%
Land acquisition/development	35,513	22.2%	34,963	19.8%	16,983	9.5%
Unimproved land	29,726	18.5%	33,870	19.2%	26,032	14.5%
Other	5,116	3.2%	4,499	2.5%	9,062	5.0%
Total commercial real estate construction	126,461	78.9%	134,730	76.2%	107,085	59.7%

Residential real estate construction:
Multi-family	18,346	11.4%	23,296	13.2%	26,474	14.8%
Single family nonowner-occupied	1,161	0.7%	1,064	0.6%	1,026	0.6%
Land acquisition/development	3,238	2.0%	3,240	1.8%	1,482	0.8%
Unimproved land	11,048	6.9%	14,428	8.2%	43,412	24.2%
Total residential real estate construction	33,793	21.1%	42,028	23.8%	72,394	40.3%

Total gross non-covered real estate construction loans	$160,254	100.0%	$176,758	100.0%	$179,479	100.0%

PACWEST BANCORP AND SUBSIDIARIES

NON-COVERED NONCLASSIFIED AND CLASSIFIED LOANS

(Unaudited)

	June 30, 2011
	Nonclassified	Classified	Total
	(In thousands)
Real estate mortgage:
Hospitality	$127,463	$21,580	$149,043
SBA 504	55,269	7,417	62,686
Other	1,747,117	115,022	1,862,139
Total real estate mortgage	1,929,849	144,019	2,073,868
Real estate construction:
Residential	30,749	3,044	33,793
Commercial	96,406	30,055	126,461
Total real estate construction	127,155	33,099	160,254
Commercial:
Collateralized	355,557	17,597	373,154
Unsecured	74,390	7,616	82,006
Asset-based	152,765	2,154	154,919
SBA 7(a)	20,639	10,087	30,726
Total commercial	603,351	37,454	640,805
Consumer	21,383	865	22,248
Foreign	20,075	—	20,075
Total non-covered loans	$2,701,813	$215,437	$2,917,250

	March 31, 2011
	Nonclassified	Classified	Total
	(In thousands)
Real estate mortgage:
Hospitality	$129,715	$20,213	$149,928
SBA 504	55,436	9,279	64,715
Other	1,860,361	97,919	1,958,280
Total real estate mortgage	2,045,512	127,411	2,172,923
Real estate construction:
Residential	36,048	5,980	42,028
Commercial	106,187	28,543	134,730
Total real estate construction	142,235	34,523	176,758
Commercial:
Collateralized	348,195	20,057	368,252
Unsecured	104,993	10,273	115,266
Asset-based	149,850	2,658	152,508
SBA 7(a)	21,185	10,190	31,375
Total commercial	624,223	43,178	667,401
Consumer	19,915	1,900	21,815
Foreign	23,296	—	23,296
Total non-covered loans	$2,855,181	$207,012	$3,062,193

Note: Nonclassified loans are those with a credit risk rating of either pass or special mention, while classified loans are those with a credit risk rating of either substandard or doubtful.

PACWEST BANCORP AND SUBSIDIARIES

ALLOWANCE FOR CREDIT LOSSES ROLLFORWARD

AND NET CHARGE-OFF RATIOS FOR

NON-COVERED LOANS (1)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2011	2011	2010	2011	2010
	(Dollars in thousands)
Allowance for credit losses, beginning of period	$104,239	$104,328	$91,379	$104,328	$124,278
Loans charged-off:
Real estate mortgage	(4,354)	(1,212)	(6,988)	(5,566)	(89,837)
Real estate construction	(1,193)	(4,645)	(3,341)	(5,838)	(59,082)
Commercial	(2,609)	(3,121)	(1,024)	(5,730)	(9,163)
Consumer	(1,165)	(160)	(2,004)	(1,325)	(2,062)
Total loans charged off	(9,321)	(9,138)	(13,357)	(18,459)	(160,144)
Recoveries on loans charged-off:
Real estate mortgage	27	97	1,017	124	1,197
Real estate construction	896	92	27	988	708
Commercial	308	617	254	925	742
Consumer	890	411	12	1,301	24
Foreign	13	32	2	45	2
Total recoveries on loans charged off	2,134	1,249	1,312	3,383	2,673
Net charge-offs	(7,187)	(7,889)	(12,045)	(15,076)	(157,471)
Provision for credit losses	5,500	7,800	14,100	13,300	126,627
Allowance for credit losses, end of period	$102,552	$104,239	$93,434	$102,552	$93,434

Charge-offs on loans sold included in “Loans charged-off” section of table above	$—	$—	$—	$—	$123,705

Annualized net charge-off ratios:
Net charge-offs to average loans	0.97%	1.03%	1.50%	1.00%	9.43%
Net charge-offs, excluding charge-offs on loans sold, to average loans	0.97%	1.03%	1.50%	1.00%	2.02%

(1) Applies only to non-covered loans.

PACWEST BANCORP AND SUBSIDIARIES

ALLOWANCE FOR CREDIT LOSSES, NONPERFORMING

ASSETS AND CREDIT QUALITY RATIOS FOR

NON-COVERED LOANS

(Unaudited)

	June 30,	March 31,	December 31,
	2011	2011	2010
	(Dollars in thousands)
Allowance for loan losses (1)	$96,427	$98,564	$98,653
Reserve for unfunded loan commitments (1)	6,125	5,675	5,675
Total allowance for credit losses	$102,552	$104,239	$104,328

Nonaccrual loans (2)	$65,300	$76,849	$94,183
Other real estate owned (2)	52,194	48,367	25,598
Total nonperforming assets	$117,494	$125,216	$119,781

Performing restructured loans (1)	$82,487	$71,669	$89,272

Allowance for credit losses to loans, net of unearned income	3.52%	3.41%	3.30%
Allowance for credit losses to nonaccrual loans	157.0%	135.6%	110.8%
Nonperforming assets to loans, net of unearned income, and other real estate owned	3.96%	4.03%	3.76%
Nonaccrual loans to loans, net of unearned income	2.24%	2.51%	2.98%

(1) Applies to non-covered loans.

(2) Excludes covered nonperforming assets.

PACWEST BANCORP AND SUBSIDIARIES

DEPOSITS

(Unaudited)

	June 30,	March 31,	December 31,
Deposit Category	2011	2011	2010
	(Dollars in thousands)
Noninterest-bearing demand deposits	$1,599,410	$1,606,182	$1,465,562
Interest checking deposits	477,126	486,761	494,617
Money market deposits	1,189,999	1,232,766	1,321,780
Savings deposits	151,957	145,217	135,876
Total core deposits	3,418,492	3,470,926	3,417,835
Time deposits under $100,000	359,890	372,650	436,838
Time deposits $100,000 and over	708,113	741,163	795,025
Total time deposits	1,068,003	1,113,813	1,231,863
Total deposits	$4,486,495	$4,584,739	$4,649,698

Noninterest-bearing demand deposits as a percentage of total deposits	36%	35%	32%
Core deposits as a percentage of total deposits	76%	76%	74%

This press release contains certain non-GAAP financial disclosures for tangible capital and pre-credit, pre-tax earnings.  The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of such financial performance.  Given the use of tangible capital amounts and ratios is prevalent among banking regulators, investors and analysts, we disclose our tangible capital ratios in addition to equity-to-assets ratios. Also, as analysts and investors view pre-credit, pre-tax earnings as an indicator of the Company’s ability to absorb credit losses, we disclose this amount in addition to net earnings.

These non-GAAP financial measures are presented for supplemental informational purposes only for understanding the Company’s operating results and should not be considered a substitute for financial information presented in accordance with United States generally accepted accounting principles (GAAP).  The following table presents performance ratios in accordance with GAAP and a reconciliation of the non-GAAP financial measurements to the GAAP financial measurements:

PACWEST BANCORP AND SUBSIDIARIES

GAAP TO NON-GAAP RECONCILIATIONS

(Unaudited)

		Three Months Ended			Six Months Ended
		June 30,	March 31,	June 30,	June 30,
		2011	2011	2010	2011	2010
		(In thousands)
PacWest Bancorp Consolidated:
Net earnings (loss)		$12,841	$10,676	$2,705	$23,517	$(57,828)
Plus:	Total provision for credit losses	11,390	10,710	21,925	22,100	154,727
	Other real estate owned expense (income):
	Non-covered	2,300	703	625	3,003	9,066
	Covered	1,205	(2,578)	(89)	(1,373)	2,080
	Income tax expense (benefit)	9,160	7,742	1,271	16,902	(42,701)
Less:	FDIC loss sharing income (expense), net	5,316	(1,170)	6,004	4,146	21,751
	Pre-credit, pre-tax earnings	$31,580	$28,423	$20,433	$60,003	$43,593

		June 30,	March 31,	December 31,
		2011	2011	2010
		(Dollars in thousands)
PacWest Bancorp Consolidated:
Stockholders’ equity		$511,964	$491,360	$478,797
Less:	Intangible assets	60,369	70,287	73,144
	Tangible common equity	$451,595	$421,073	$405,653

Total assets		$5,394,725	$5,470,517	$5,529,021
Less:	Intangible assets	60,369	70,287	73,144
	Tangible assets	$5,334,356	$5,400,230	$5,455,877

	Equity to assets ratio	9.49%	8.98%	8.66%
	Tangible common equity ratio (1)	8.47%	7.80%	7.44%

Pacific Western Bank:
Stockholders’ equity		$606,084	$584,418	$570,118
Less:	Intangible assets	60,369	70,287	73,144
	Tangible common equity	$545,715	$514,131	$496,974

Total assets		$5,378,288	$5,453,971	$5,513,601
Less:	Intangible assets	60,369	70,287	73,144
	Tangible assets	$5,317,919	$5,383,684	$5,440,457

	Equity to assets ratio	11.27%	10.72%	10.34%
	Tangible common equity ratio (1)	10.26%	9.55%	9.13%

(1) Calculated as tangible common equity divided by tangible assets.

Contact information:

Matt Wagner, Chief Executive Officer, (310) 728-1020

Vic Santoro, Executive Vice President and CFO, (310) 728-1021